                                                                      EXHIBIT 99

                                                                  Execution Copy
                                                                  --------------


                            OMNIBUS STOCK PURCHASE,
                            -----------------------
                  RESTRUCTURING AND GENERAL RELEASE AGREEMENT
                  -------------------------------------------

     This Omnibus Stock Purchase, Restructuring and General Release Agreement (the "Agreement") is made and entered into as of the 24/th/ day of April, 2000, by and between United Leisure Corporation, a Delaware corporation ("ULC"), United Internet Technologies, Inc., a Delaware corporation and wholly-owned subsidiary of ULC (formerly known as United Leisure Interactive, Inc. and hereinafter referred to as "UIT"), Harry Shuster ("H. Shuster"), Brian Shuster ("B. Shuster"), netcruise.com, inc., a New Jersey corporation (formerly known as Genisys Reservations Systems, Inc. and hereinafter referred to as "Netcruise"), Netcruise Interactive, Inc., a New Jersey corporation and wholly-owned subsidiary of Netcruise ("NII"), and Joseph Perri ("Perri"), with reference to the following facts:

                                   Recitals:
                                   --------

     A. ULC, UIT, Netcruise and NII heretofore entered into that certain Asset Purchase Agreement, dated as of June 30th, 1998 (together with all exhibits thereto and all documents and instruments of every type which were executed in connection therewith, the "APA"), pursuant to which, among other things, UIT sold, to NII, all of UIT's right, title and interest in and to the License (as defined in the APA) and the other Assets (as defined in the APA), in exchange for, among other things, (i) 2,000,000 shares (the "Shares") of the common shares (the "Common Stock") of Netcruise, and (ii) two common stock purchase warrants collectively exercisable for the purchase of up to an additional 1,600,000 shares of Common Stock (collectively, the "Old UIT Warrants"). Pursuant to the APA, Netcruise also issued, to B. Shuster, two common stock purchase warrants collectively exercisable for the purchase of up to 400,000 shares of Common Stock (collectively, the "Old B. Shuster Warrants").

     B. The APA was subsequently amended pursuant to that certain Agreement, dated as of the 28/th/ day of October, 1998 (the "First Amendment"); and the APA and the First Amendment were subsequently amended pursuant to that certain Agreement, dated as of January 25, 1999 (the "Second Amendment"). The APA, the First Amendment and the Second Amendment, together with any and all documents and instruments of every type which have heretofore been executed in connection therewith, and all amendments to the foregoing, are sometimes hereinafter collectively referred to as the "Amended APA."

     C. Certain disputes have arisen between the parties (other than Perri) in respect of the Amended APA, which all of the parties wish to fully, finally and forever resolve pursuant to this Agreement.

     D. Perri desires to purchase from UIT, and UIT desires to sell to Perri, 1,500,000 of the Shares (the "Perri Shares") pursuant to this Agreement; and Netcruise and NII have consented to such purchase and sale.

     E. UIT represents that it has not sold, encumbered or otherwise transferred any of the Shares or any of the Old UIT Warrants, or any interest therein, except to the extent contemplated by the Amended APA.

     F. B. Shuster represents that he either has never received, or has misplaced, the requisite instruments representing the Old B. Shuster Warrants (collectively, the "Old B. Shuster Certificates"); but that he has not sold, encumbered or otherwise transferred any of the Old B. Shuster Warrants, or any interest therein.

     G. Based upon the respective representations of UIT and B. Shuster contained in Recital E and Recital F above, and Netcruise's and NII's failure to effect the Delivery (as defined in the First Amendment) of the United Preferred Shares (as defined in the First Amendment) to UIT (which failure, together with all other outstanding issues between the parties, is being fully, finally and forever resolved pursuant to this Agreement), Netcruise and NII represent that
(i) the Shares, the Old UIT Warrants and the Old B. Shuster Warrants are duly and validly authorized, issued, outstanding and fully paid and nonassessable;
(ii) UIT owns all of the Shares and the Old UIT Warrants, of record and beneficially, free and clear of all liens, claims and encumbrances of every type (collectively, "Encumbrances"); (iii) B. Shuster owns all of the Old B. Shuster Warrants, of record and beneficially, free and clear of all Encumbrances; (iv) UIT has the right to sell the Perri Shares to Perri pursuant to this Agreement; and (v) when the Perri Shares have been purchased by and sold to Perri pursuant to the terms of this Agreement, Perri will own the Perri Shares free and clear of all Encumbrances. Based upon the same reasons and also in reliance upon the representation of Netcruise and NII contained in Recital G(i), UIT joins in the representations made with respect to it by Netcruise and NII in Recital G(ii),
(iv) and (v), and B. Shuster joins in the representations made with respect to him by Netcruise and NII in Recital G(iii).

     H. Each of the parties represents that such party's execution and delivery of this Agreement, and the performance by such party of such party's obligations hereunder, have been duly and validly authorized by all necessary corporate and other action, and that this Agreement is binding upon and enforceable against such party in accordance with its terms.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Incorporation by Reference of Recitals.  The foregoing Recitals are
          --------------------------------------
incorporated
herein by this reference; and the statements contained therein shall be deemed to constitute representations, warranties, covenants and agreements of the parties to which they relate.

     2.   Perri Shares; Etc.
          -----------------

          (a) Purchase and Sale.  In reliance upon the truth and accuracy of the
              -----------------
representations and warranties of Perri, Netcruise and NII contained in this Agreement, but subject to UIT's receipt from Perri of the full Perri Shares Purchase Price (hereinafter defined) by wire transfer (the "Wire Transfer") into a bank account designated by UIT for such purpose to William J. Davis, Esq. ("Davis"), of Scheichet & Davis, P.C. (the "Account"), and further subject to compliance by Netcruise and NII with their obligations contained in this Section 2 and in Sections 3(a)(ii)(B), 3(a)(ii)(C) and 3(ii)(D) hereof, UIT agrees to, and hereby does, sell, transfer and convey to Perri all of UIT's right, title and interest in and to the Perri Shares. Similarly, Perri agrees to, and hereby does, purchase from UIT all of UIT's right, title and interest in and to the Perri Shares for the aggregate purchase price of $600,000 (the "Perri Shares Purchase Price"), which amount Perri agrees to immediately pay to UIT by Wire Transfer of the full Perri Shares Purchase Price to the Account in immediately available funds. Each of Netcruise and NII hereby consent to and approve of the purchase and sale of the Perri Shares pursuant to this Agreement.

          (b) New Certificates. In furtherance of its transfer of the Perri
              ----------------
Shares to Perri pursuant to Section 2(a) hereof, promptly after the date hereof UIT will, by delivering the same to Davis, deliver to Netcruise (for the benefit of Perri and UIT) UIT's stock certificate (the "Old UIT Certificate") evidencing the Shares, accompanied by (i) an appropriate assignment separate from certificate (the "Stock Assignment") covering the Perri Shares, and (ii) a copy of a written consent (the "Board Consent") of UIT's sole director adopting resolutions approving the sale of the Perri Shares to Perri. Promptly following receipt by Davis of the foregoing, Netcruise shall (i) validly issue two new stock certificates evidencing the Shares, one in the amount of 1,500,000 of the Shares (the "Perri Related New Certificate") and one in the amount of 500,000 of the Shares (the "New UIT Certificate"); and (ii) deliver the Perri Related New Certificate to Perri and the New UIT Certificate to UIT. Each of Perri and Netcruise acknowledges and agrees that UIT will be deemed to have satisfied its obligations to Perri under Section 2(a) above and this
Section 2(b) upon delivery of the Old UIT Certificate, Stock Assignment and Board Consent to Davis in such manner and at such time as may be agreed to by Davis and counsel for UIT.

          (c) [Intentionally omitted].

          (d) Certain Representations and Warranties of Perri.  In order to
              -----------------------------------------------
induce UIT to consummate the purchase and sale of the Perri Shares to Perri pursuant to this Agreement, Perri represents and warrants to UIT and ULC, as follows: (i) he is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended), and his net worth exceeds $1,000,000; (ii) he already, independent of his acquisition of the Perri Shares pursuant to this Agreement, is a significant investor in the Company, and, as such, already is thoroughly familiar with the Company and its status, business, prospects and financial condition; (iii) he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Perri Shares; (iv) neither UIT, ULC, H. Shuster or B. Shuster has provided him with any information or representations of any type in respect of the Company or its status, business, prospects or financial condition, and, instead, he has, for purposes of his investment in the Perri Shares, relied solely upon his own knowledge of the Company and its status, business and financial condition and upon disclosures which have been provided to him by others (in respect of which disclosures, he agrees, UIT, ULC, H. Shuster and B. Shuster shall have no responsibility whatsoever); (v) he has been given the opportunity to ask questions of, and receive answers from, Netcruise and its representatives concerning the Company and its status, business, prospects and financial condition, and obtained all such information as he deems necessary to verify the accuracy of the information which has been provided to him in order for him to be able, on a fully informed basis, to evaluate the merits and risks of his investment in the Perri Shares (in respect of which, he agrees, UIT, ULC, H. Shuster and B. Shuster shall have no responsibility whatsoever); (vi) he understands that his investment in the Perri Shares involves a high degree of risk; (vii) he has, in connection with his investment in the Perri Shares, independently retained and utilized such financial, legal and other advisors as he deems necessary for purposes of evaluating the merits and risks of his investment in the Perri Shares; (viii) he has determined that his investment in the Perri Shares is a suitable investment for him in view of his actual and anticipated financial needs, and he can afford to bear the complete loss of such investment without affecting his lifestyle;
(ix) he is acquiring the Perri Shares for investment purposes only and without a view to any distribution, subdivision or fractionalization thereof, and he has no plans, or agreements or arrangements with any person, firm or entity in respect of any sale, transfer, pledge or other disposition of any of the Perri Shares or any interest therein; (x) he understands that the sale of the Perri Shares to him pursuant to this Agreement has not been registered or qualified under applicable federal and state securities laws, and agrees not to sell, encumber or otherwise transfer any of the Perri Shares, or any interest therein, without compliance with the registration and qualification requirements of such laws unless and except to the extent that applicable exemptions therefrom exist (and he further understands and agrees that no one has any obligation to register or qualify under federal or state securities laws any disposition by him of the Perri Shares); (xi) he understands that, by virtue of the foregoing, he must bear the economic risk of his investment in the Perri Shares for an indefinite period of time; (xii) he understands that Netcruise will be entitled to impose an appropriate legend on his stock certificate(s) evidencing the Perri Shares to reflect the foregoing, and issue appropriate stop transfer instructions to its transfer agent (in respect of which, he agrees, UIT, ULC, H. Shuster and B. Shuster shall have no responsibility whatsoever); (xiii) on March 6, 2000, he consummated a transaction with Netcruise in connection with which he purchased from Netcruise an aggregate of 9,487,500 shares of theretofore unissued Common Stock for a cash purchase price of $1,897,500 and converted $375,000 of his cash loans to the Company into an aggregate of 2,875,000 additional theretofore unissued shares of Common Stock (the "March 6 Transaction"); (xiv) he received no other Netcruise securities and received no registration rights in connection with the March 6 Transaction, and has no registration rights in respect of any of the other Netcruise securities owned by him; (xv) all of his representations and warranties contained in this Agreement are true and correct; and (xvi) his option from Netcruise to acquire an additional 4,625,000 shares of Common Stock for $600,000 has not been exercised and will expire unexercised upon the consummation of the transactions contemplated by this Agreement; (xvii) he has read and is thoroughly familiar with the Amended APA and this Agreement, and approves of and consents to this Agreement and all of the transactions contemplated hereby.

          (e) Certain Representations and Warranties of Netcruise and NII.  In
              -----------------------------------------------------------
order to induce the UIT Parties (hereinafter defined) to enter into this Agreement and perform their respective obligations hereunder, each of Netcruise and NII represents and warrants to the UIT Parties that the representations and warranties of Perri contained in Sections 3(d)(xiii), 3(d)(xiv) and 3(d)(xvi) and in the parenthetical at the end of Section 3(d)(x) above are true and correct; and that, attached hereto as Exhibit 2(e) are pro forma financial
                                      ------------
statements of Netcruise which accurately reflect the financial condition and capitalization of Netcruise both immediately before and immediately after the March 6 Transaction.

     3.   Restructuring and General Release.
          ---------------------------------

          (a) Restructuring.  Each of UIT, ULC, H. Shuster and B. Shuster
              -------------
(collectively, the "UIT Parties"), on the one hand, and each of Netcruise and NII (collectively, the "Netcruise Parties"), on the other hand, hereby agrees that their past relationships shall be, and they hereby are, restructured, as follows:

              (i) Termination of Amended APA.  Except as specifically herein
                  --------------------------
provided in respect of the Shares, the Amended APA, and all of the respective rights and obligations of the parties thereunder and in respect thereof, are hereby terminated in their entirety. By way of illustration only, and not by way of limitation, (A) all rights and obligations of every type between the UIT Parties (or any of them), on the one hand, and the Netcruise Parties (or any of them), on the other hand, under or in respect of the License (and in respect of the Technology, as defined in the License) are hereby terminated in their entirety; (B) Netcruise shall be entitled to immediately cancel the Old UIT Warrants and the Old B. Shuster Warrants (and B. Shuster agrees to promptly redeliver to Netcruise the Old B. Shuster Certificates at such time(s), if ever, as he locates them); (C) the June 30, 1998 assignment by UIT of that certain Commercial Lease, dated March 1, 1996, between 1990 Westwood Blvd., Inc. and ULI with respect to premises at 1990 Westwood Blvd., Penthouse, Los Angeles, CA (including the use of furniture in such offices) is hereby terminated; and (D) all indebtedness and any other payment rights and obligations of every type (including without limitation, such thereof as exist by virtue of the mandatory dividend payments contemplated by the First Amendment) between the UIT Parties (or any of them), on the one hand, and the Netcruise Parties (or any of them), on the other hand, are hereby terminated; and (E) to the extent that they have not already done so, each of H. Shuster and B. Shuster resigns from any and all positions he has heretofore held with either of the Netcruise Parties.

              (ii)  Continuing Relationship.  Notwithstanding the provisions of
                    -----------------------
Section 3(a)(i) above:

                    (A) The Shares.  UIT shall continue to own the Shares
                        ----------
(until such time(s) as they are disposed of by UIT), except to the extent that the Perri Shares included therein are being transferred to Perri pursuant to
Section 2 hereof.

                    (B) The New UIT Warrants.  Concurrently with the execution
                        --------------------
hereof, Netcruise shall execute and deliver to UIT new common stock purchase warrants (the "New UIT Warrants") pursuant to documents in the form of Exhibit3 (a)(ii)(B) hereto, exercisable for the purchase of up to 400,000
-------------------
shares of Common Stock at a purchase price of $1.00 per share (in each case, subject to adjustment as provided therein) in substitution for the Old UIT Warrants.

                    (C) New B. Shuster Warrants.  Concurrently with the
                        -----------------------
execution hereof, Netcruise shall execute and deliver to B. Shuster new common stock purchase warrants (the "New B. Shuster Warrants") pursuant to documents in the form of Exhibit 3(a)(ii)(C) hereto, exercisable for the purchase of up to
            -------------------

100,000 shares of Common Stock at a purchase price of $1.00 per share (in each case, subject to adjustment as provided therein), in substitution for the Old B. Shuster Warrants.

                    (D) New Software License and Domain Assignment Agreement.
                        ----------------------------------------------------
Concurrently with the execution hereof, each of UIT and Netcruise shall execute and deliver to the other a new Software License and Domain Assignment Agreement in the form of Exhibit 3(a)(ii)(D) hereto, in substitution for the License and
               -------------------
all other rights of every type that the Netcruise Parties (or any of them) might otherwise be deemed to have in respect of the Technology.

                    (E) Current Public Information.  For so long as UIT owns
                        --------------------------
any of the Shares and for so long as UIT or B. Shuster owns any of the New UIT Warrants or the New B. Shuster Warrants or any shares of Common Stock acquired upon exercise of the New UIT Warrants or the New B. Shuster Warrants, Netcruise shall cause there to be available, at all times, adequate current public information with respect to Netcruise within the meaning of paragraph (c) of Rule 144 promulgated under the Securities Act of 1933, as amended (or any successor such Rule).

                    (F) Non-Competition.  UIT agrees that, for so long as
                        ---------------
Netcruise is in compliance with the terms and provisions of the Software License and Domain Assignment Agreement referred to in Section 3(a)(ii)(D) above (the "Software License"), UIT will not utilize or license others to utilize its video technology (i.e., the video technologies known as "PAV" and "DIVO") for Travel
            ----
Related Applications (as defined in Section 2 of the Software License) in competition with Netcruise except in the territory of the United Kingdom and Europe.

          (b)  Mutual General Releases.
               -----------------------

                    (A) Release By UIT Parties.  The UIT Parties, and each of
                        ----------------------
them, hereby fully, finally and forever release and discharge the Netcruise Parties, and each of them, their affiliates and their respective past and present officers, directors, employees, agents, shareholders, heirs, successors and assigns, from and against any and all claims of any nature whatsoever, whether known, unknown, concealed or hidden, which any of them now has or heretofore has had or now or hereafter may be deemed to have for any reason whatsoever, whether arising under the Amended APA or otherwise; provided, however, that the foregoing shall be inapplicable to any claims arising under or by virtue of this Agreement.

                    (B) Release By Netcruise Parties.  The Netcruise Parties,
                        ----------------------------
and each of them, hereby fully, finally and forever release and discharge the UIT Parties, and each of them, and their respective past and present officers, directors, employees, agents, shareholders, heirs, successors and assigns, from and against any and all claims of any nature whatsoever, whether known, unknown, concealed or hidden, which any of them now has or heretofore has had or now or hereafter may be deemed to have for any reason whatsoever, whether arising under the Amended APA or otherwise; provided, however, that the foregoing shall be inapplicable to any claims arising under or by virtue of this Agreement.

                    (C) Certain Acknowledgments.  Each of the UIT Parties, on
                        -----------------------
the one hand, and each of the Netcruise Parties, on the other hand, acknowledges that he or it may hereafter discover facts which are different from or in addition to those known or believed to be true with respect to the foregoing; and agree that this Agreement shall be and remain in full force and effect in all respects notwithstanding such different or additional facts. Each of the UIT Parties, on the one hand, and each of the Netcruise Parties, on the other hand, represents and warrants to the others that he or it has not sold, encumbered or otherwise transferred any of the claims being released pursuant to this Section 3(b); and agrees to fully indemnify and hold harmless the others in respect thereof.

                    (D) Waiver of Section 1542 of California Civil Code.  Each
                        -----------------------------------------------
of the UIT Parties, on the one hand, and each of the Netcruise Parties, on the other hand, hereby expressly waives the provisions of Section 1542 of the Civil Code of the State of California (and of all similar laws), which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          (c) Press Releases.  Each of the UIT Parties, on the one hand,  and
              --------------
each of the Netcruise Parties, on the other hand, acknowledges and agrees that it is their mutual intention and agreement to coordinate all press releases and the filing of all public documents in respect of the transactions contemplated by this Agreement. In furtherance thereof, (i) each of the UIT Parties agrees not to issue any press release or file any public document that refers to this Agreement or any of the Netcruise Parties without the prior consent of Netcruise (which consent will be provided promptly and will not unreasonably withheld), and (ii) each of the Netcruise Parties agrees not to issue any press release or file any public document that refers to this Agreement or any of the UIT Parties without the prior consent of UIT and ULC (which consents will be provided promptly and will not be unreasonably withheld), in either case except to the extent required by applicable law.

          (d) Obligations of UIT Parties.  The obligations of the UIT Parties
              --------------------------
under this Section 3 are hereby expressly made subject to the prior receipt by UIT of the full Perri Shares Purchase Price by UIT from Perri pursuant to
Section 2(a) above.

     4.   Miscellaneous.
          -------------

          (a) Survival.  All of the representations, warranties, covenants and
              --------
agreements of the parties contained in this Agreement shall survive the execution hereof and remain in full force and effect until the expiration of all applicable statutes of limitations.

          (b) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of California.

          (c) Exhibits.  Exhibits referred to in this Agreement are hereby made
              --------
a part hereof.

          (d) Notices.  Any notice or other communication given by any of the
              -------
parties hereto to any of the other parties hereto pursuant to or in connection with this Agreement shall be in writing and personally delivered, faxed (with the transmission of such fax confirmed by a fax transmission report) or mailed by certified mail, postage prepaid, as follows:

              (i) If to Joseph Perri or any of the Netcruise Parties, to such party:

              c/o Scheichet & Davis, P.C.
              505 Park Avenue
              New York, New York 10022
              Attn:  William Davis, Esq.
              Fax No. (212) 371-7634

                      and
              c/o Steven Goldman, Esq.
              2013 O Street, N.W.
              Washington, D.C. 20036
              Fax No. (202) 293-2556

              (ii)  If to any of the UIT Parties, to such party:

              c/o Richman, Mann, Chizever, Phillips & Duboff
              9601 Wilshire Boulevard, Penthouse
              Beverly Hills, CA 90210
              Attention:  Gerald M. Chizever, Esq.
              Fax No. (310) 274-2831

or to such other address as hereafter shall be furnished in writing by any of the parties hereto to the other parties hereto, as aforesaid. Notices shall not be deemed delivered until received at the address or facsimile number to which they are sent.

          (e) Entire Understanding.  This Agreement sets forth the entire
              --------------------
understanding of the parties, and shall not be changed or terminated orally. All prior discussions between the parties pertaining to the subject matter of this Agreement, both written and oral, and all prior agreements, both written and oral, between the parties (whether or not relating to the subject matter of this Agreement), are superseded by their entirety by and merged into this Agreement.

          (f) Headings.  The headings herein are inserted only for convenient
              --------
reference, and in no way define, limit or describe the scope of this Agreement, or the intent of any of the provisions hereof; and they shall not be used in construing this Agreement.

          (g) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (h) Further Acts.  Each party to this Agreement agrees to execute any
              ------------
and all documents and perform any and all acts reasonably requested by any of the other parties in order to more fully effectuate the purposes of this Agreement.



[This space intentionally left blank]

          (i) Attorneys' Fees.  In the event that any party to this Agreement
              ---------------
commences legal proceedings against any of the other parties under or in respect of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses and court costs.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                         ______________________________________
                         JOSEPH PERRI

                         UNITED INTERNET TECHNOLOGIES, INC.


                         By: ___________________________________

                         UNITED LEISURE CORPORATION


                         By: ___________________________________


                         ______________________________________
                         HARRY SHUSTER

                         ______________________________________
                         BRIAN SHUSTER

                         netcruise.com, inc.


                         By: ___________________________________

                         NETCRUISE INTERACTIVE, INC.


                         By: ___________________________________